UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)  October 19, 2006

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8300

N/A

(Former name or former address, if changed since last report)

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On October 19, 2006, the Registrant and Edson R. Arneault entered into a  two-year Employment Agreement pursuant to which Mr. Arneault will continue to be employed as the President and CEO of the Registrant (subject to earlier termination as provided in such agreement). The two year term of employment pursuant to the agreement will commence as of January 1, 2007 (until which time Mr. Arneault shall continue to be employed by the Registrant pursuant to the terms of his current Employment Agreement. The terms of the new agreement, the effectiveness of which shall commence only upon January 1, 2007, include, without limitation (i) payment of a base salary of $1,140,000 per year, (ii) payment of a semi-annual bonus of $50,000 and eligibility to receive an additional annual bonus pursuant to a certain formula set forth in the new agreement, and (iii) payment of certain benefits and fringe benefits as set forth in the new agreement.

On October 19, 2006, the Registrant and Mr. Arneault also entered into a Second Amendment to Mr. Arneault’s Deferred Compensation Agreement amending certain provisions regarding payment of certain insurance premiums and applicable definitions included in the Deferred Compensation Agreement.

The foregoing descriptions of the Employment Agreement and Second Amendment to Deferred Compensation Agreement are not complete and are qualified in their entirety by reference to such Agreement and Amendment, copies of which are filed as Exhibit 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description

10.1	Employment Agreement dated October 19, 2006 by and between the Registrant and Edson R. Arneault

10.2	Second Amendment dated October 19, 2006 to Deferred Compensation Agreement by and between the Registrant and Edson R. Arneault

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

	By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr.
Chief Financial Officer

Date: October 23, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated October 19, 2006 by and between the Registrant and Edson R. Arneault

10.2	Second Amendment dated October 19, 2006 to Deferred Compensation Agreement by and between the Registrant and Edson R. Arneault